UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2021
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On June 16, 2021, EirGen Pharma Limited (“EirGen”), an entity formed under the laws of Ireland and a subsidiary of OPKO Health, Inc., a Delaware corporation (“OPKO”), and Horizon Therapeutics Ireland DAC, an entity formed under the laws of Ireland (“Horizon”), entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which EirGen agreed to sell, and Horizon agreed to purchase, all of the assets comprising EirGen’s sterile fill finish facility and surrounding land in Waterford, Ireland to Horizon for $65 million in cash, less certain accrued liabilities, together with the assumption by Horizon of certain liabilities (the “Transaction”). In accordance with applicable law, certain EirGen employees will transfer to Horizon upon consummation of the Transaction. Consummation of the Transaction is subject to customary closing conditions, including the termination of a mandatory notice period to employees under applicable law. Each party’s obligation to consummate the Transaction is also subject to the accuracy of the representations and warranties of the other party (subject to certain exceptions) and the performance in all material respects of the other party’s respective covenants under the Agreement.
The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed as an exhibit to OPKO’s Quarterly Report on Form 10-Q for the period ending June 30, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: June 23, 2021	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration